SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WESTWOOD HLDGS GROUP

                    GABELLI SECURITIES, INC.
                                 3/02/04              500-           17.3000
                    GABELLI ASSET MANAGEMENT INC.
                                 3/26/04          128,000            16.5207
                                 3/23/04            1,000            16.8425
                                 3/18/04            4,000            16.8170
                                 3/05/04            6,000            17.2300
                                 3/05/04            6,000            17.2300
                                 3/05/04            6,000-           17.2300
                                 3/02/04              500            17.3000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.